AMENDMENT NO. 1
                                TO
                 DEFERRED COMPENSATION AGREEMENT

     AMENDMENT made as of March 20, 2003, to Deferred Compensation Agreement made as of February 2, 2000 (the "Agreement"), by and between Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York (the "Company"), and Charles E. Harris (the "Executive").

     WHEREAS Charles E. Harris has offered for the benefit of the Company in connection with its establishment of the Harris &
Harris Group, Inc. Executive Mandatory Retirement Benefit Plan
(the "Plan") to waive certain benefit rights;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 7 of the Agreement is hereby amended to read in its entirety as follows:

     "Section 7.    Effect on Other Benefits.
               "Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees, except under the Harris & Harris Group, Inc. Executive Mandatory Retirement Benefit Plan."

     IN WITNESS WHEREOF, the Company has caused this Amendment
No. 1 to the Agreement to be executed by its duly authorized officer and the Executive has executed this Amendment No. 1 to the Agreement as of the date first above written.

                              HARRIS & HARRIS GROUP, INC.

                              By: /s/ Mel P. Melsheimer
                                  -----------------------------
                                  Mel P. Melsheimer, President

                                 /s/ Charles E. Harris
                                 -----------------------------
                                 Charles E. Harris